                     PARK PLACE ENTERTAINMENT CORPORATION

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                   (DOLLAR AMOUNTS IN MILLIONS) (UNAUDITED)


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
                                                     Six months ended
                                                         June 30,                      Years Ended December 31,
                                                   --------------------  -----------------------------------------------------
                                                     1999       1998       1998       1997       1996       1995       1994
                                                   ---------  ---------  ---------  ---------  ---------  ---------  ---------
Income from continuing operations before
  income taxes and minority interest               $     158  $     143  $     216  $     131  $      56  $     126  $     124

Add:
  Interest expense                                        58         43         87         82         37         41         37
  Distributions from less than 50% owned
    companies                                              4          2          6          4          3          6          6
  Interest component of rent expense                       2          1          1          2          2          1          1
                                                   ---------  ---------  ---------  ---------  ---------  ---------  ---------
Earnings available for fixed charges               $     222  $     189  $     310  $     219  $      98  $     174  $     168
                                                   ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                   ---------  ---------  ---------  ---------  ---------  ---------  ---------
Fixed charges:
  Interest expense                                 $      58  $      43  $      87  $      82  $      37  $      41  $      37
  Capitalized interest                                    27          9         25          9          7          2          6
  Interest component of rent expense                       2          1          1          2          2          1          1
                                                   ---------  ---------  ---------  ---------  ---------  ---------  ---------
Total fixed charges                                $      87  $      53  $     113  $      93  $      46  $      44  $      44
                                                   ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                   ---------  ---------  ---------  ---------  ---------  ---------  ---------
Ratio of earnings to fixed charges                       2.6x       3.6x       2.7x       2.4x       2.1x       4.0x       3.8x
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